As filed with the Securities and Exchange Commission on December 15, 2011

Registration No. 333-177079

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

Form S-1/A
Amendment No. 4
Registration Statement under The Securities Act of 1933

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	3674 (Primary Standard Industrial Classification Code Number)	86-0708398 (IRS Employer Identification No.)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
Telephone: (407) 382-4003
(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

J. JAMES GAYNOR, PRESIDENT & CHIEF EXECUTIVE OFFICER
LightPath Technologies, Inc.
2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826
Telephone:  (407) 382-4003
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

JEFFREY E. DECKER, ESQ. Baker & Hostetler LLP 200 South Orange Avenue, Suite 2300 Orlando, Florida 32801 Telephone: (407) 649-4017	MICHAEL A. HEDGE, ESQ. K&L Gates LLP 1900 Main Street, Suite 600 Irvine, California 92614 Telephone: (949) 253-0900

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:☐ ______________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐ ______________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐ ______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1/A (File No. 333-177079) of LightPath Technologies, Inc., is being filed for the purpose of updating an incorrect amount previously disclosed in Item 15, Recent Sales of Unregistered Securities, and filing an amended Exhibit 5.1 and 23.1.  This Amendment No. 4 does not modify any provision of the preliminary prospectus contained in Part I of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.         Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses (other than the underwriter’s discounts) to be incurred in connection with the offering of the securities being registered hereby, all of which will be borne by the Company. All of the amounts shown are estimated except the SEC registration fees.

SEC registration fee	$1,475
FINRA filing fee	$2,190
Legal fees and expenses (including Blue Sky)	$200,000
Accounting fees and expenses	$12,500
Miscellaneous fees and expenses	$5,000
NASDAQ fees	$45,000
Total	$266,165

Item 14.         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.  Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s certificate of incorporation, as amended (the “Charter”) provides that the personal liability of each member of the Company’s board of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated.  The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above.  Specifically, Article TENTH of the Charter provides as follows:

TENTH:  No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 174 of the DGCL.  This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

In addition, Article VII of the Company’s Bylaws provides, in summary, that the Company is required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit, action or proceeding by reason that such person is or was an officer, director, employee or agent of the Company.  Indemnification is against all liability and loss suffered and expenses reasonably incurred to the fullest extent permitted by applicable law.  Unless required by law, no such indemnification is required by the Company of any person initiating such suit, action or proceeding without board authorization.  Expenses are payable in advance if the indemnified party agrees to repay the amount if he is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any other rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 15.         Recent Sales of Unregistered Securities

August 2008 Private Placement

On August 1, 2008, the Company executed a Securities Purchase Agreement with respect to the private placement of 8% senior convertible debentures (the “Debentures”). The Debentures are secured by substantially all of its previously unencumbered assets pursuant to a Security Agreement and are guaranteed by Company’s wholly-owned subsidiaries, Geltech Inc. and LightPath Optical Instrumentation (Shanghai) Co., Ltd pursuant to a Subsidiary Guarantee.  The sale of the Debentures generated gross proceeds of approximately $2,929,000 and net proceeds of $2,672,430.  The net proceeds were used to provide working capital for Company’s operations.  Among the investors were Steven Brueck, J. James Gaynor, Louis Leeburg, Robert Ripp, Gary Silverman and James Magos, all of whom were directors or officers of LightPath as of August 1, 2008. Mr. Magos resigned effective September 2, 2008.

The original maturity date of the Debentures was August 1, 2011, on which date the outstanding principal amount of the Debentures would have been  due.  Interest of $39,053 was due on October 1, 2008 and was prepaid by the Company on August 1, 2008 by issuing 27,893 shares of Class A common stock in payment of such interest based upon the closing price of $1.40 per share.  The remaining interest on the Debentures was prepaid by issuing Class A common stock in December 2008.

Upon issuance, the Debentures were immediately convertible into 1,901,948 shares of Class A common stock, based on a conversion price of $1.54 per share, which was 110% of the closing bid price of Class A common stock on the NASDAQ Capital Market on July 31, 2008. Investors also received warrants to purchase up to 950,974 shares of Class A common stock (the “Debenture Warrants”).  The Debenture Warrants are exercisable for a period of five years beginning on August 1, 2008 with 65% of the Debenture Warrants, exercisable for 618,133 shares, priced at $1.68 per share and the remaining 35% of the Debenture Warrants, exercisable for 332,841 shares, priced at $1.89 per share.  If all of the Debenture Warrants were exercised at that time, the Company would have received additional proceeds in the amount of $1,667,533.

Investors who participated in the Company’s July 2007 common stock private placement were offered an incentive to invest in the convertible debenture offering.  Four investors from the July 2007 offering participated in the convertible debenture offering and as a result the Company reduced the exercise price of the warrants they received in the July 2007 offering from $5.50 per share to $2.61 per share.  The reduced exercise price lowered potential proceeds on the exercise of the warrants from the July 2007 offering by $119,212 to $107,663.  Additionally, such investors were issued an aggregate of 73,228 shares of Class A common stock (the “Incentive Shares”), valued at $75,131.

The Company paid a commission to the exclusive placement agent for the convertible debenture offering, First Montauk Securities Corp. (“First Montauk”), in an amount equal to $216,570 plus costs and expenses.  The Company also issued to First Montauk and its designees warrants to purchase an aggregate of 190,195 shares of Class A common stock at an exercise price equal to $1.68 per share, which was 120% of the closing bid price of Class A common stock on the NASDAQ Capital Market on July 31, 2008. In addition, the exercise price of 50% of the warrants previously issued to the First Montauk and its designees at the closing of the July 2007 offering was reduced from $5.50 to $2.61 per share. This reduced warrant exercise price lowered potential proceeds on the exercise of the warrants issued to First Montauk from the July 2007 offering by $115,600 to $104,400.

This private placement was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act (in that the Company sold the Debentures, Debenture Warrants and Incentive Shares in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder.  The shares into which the Debentures are convertible, the shares issuable upon exercise of the Debenture Warrants and the Incentive Shares have been registered for resale under the Securities Act.  The registration statement was declared effective on October 16, 2008.

On December 31, 2008 the Debentures were amended to allow Debenture holders to convert 25% of their Debentures into Class A common stock.  As a result, $732,250 of the Debentures were converted into 475,496 shares of Class A common stock.  As an inducement to convert the Debentures, the Company issued additional warrants (valued at $215,975 using the Black-Scholes method) and prepaid the interest of $453,993 on the unconverted portion of the Debentures through the maturity date of August 1, 2011, which resulted in the issuance of 589,614 shares of Class A common stock.  Interest payment of $58,580 for the quarter ended December 31, 2008 resulted in the issuance of 76,078 shares of Class A common stock.  On May 29, 2009, the Company filed a registration statement to register those additional interest shares and warrants which were issued in December 2008. The registration statement was declared effective on June 16, 2009.

During the year ended June 30, 2011, the Company’s debt obligations were reduced by $832,500 through the conversions of certain of the Debentures into shares of common stock.  During the fiscal year ended June 30, 2010, the Company’s debt obligations were reduced by $262,500 through conversion of certain of the Debentures into shares of Class A common stock.

On March 30, 2011 Debenture holders holding approximately 98.71% of the outstanding principal amount of the Debentures consented to an amendment to extend the maturity date from August 2011 to August 2013. The one debenture holder electing not to participate in the extension was paid all amounts due under the Debenture held by such holder, or $14,250, in April 2011. Pursuant to the terms of the amendment, interest will be prepaid in Class A common stock annually each August.   On or about August 1, 2011, the Company issued 41,832 shares of Class A common stock to the Debenture holders as payment for the interest accruing on the Debentures for the period from August 1, 2011 through July 31, 2012.

August 2009 Private Placement

On August 19, 2009, the Company executed a Securities Purchase Agreement with thirty-three investors with respect to a private placement of an aggregate of 1,298,827 shares of Class A common stock at $1.26 per share and warrants to purchase 649,423 shares of Class A common stock at an exercise price of $1.73 per share (the “August 2009 Warrants”). The August 2009 Warrants are exercisable for a period of five years beginning on February 19, 2010. The Company received aggregate gross cash proceeds from the issuance of the Class A common stock (exclusive of proceeds from any future exercise of the August 2009 Warrants) in the amount $1,636,500.  The Company used the funds to provide working capital for its operations.

The Company paid a commission to the exclusive placement agent for the offering, Garden State Securities, Inc. (“Garden State”), in an amount equal to $148,100 plus costs and expenses.  The Company also issued to Garden State and its designees warrants to purchase an aggregate of 155,860 shares of Class A common stock at exercise price equal to $1.73 per share, for a five-year term beginning February 19, 2010.

The private placement was exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) of the Securities Act (in that the shares of Class A common stock and August 2009 Warrants were sold by the Company in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The shares of Class A common stock and the shares of Class A common stock underlying the August 2009 Warrants have been registered for resale under the Securities Act. The registration statement was declared effective on October 21, 2009.

April 2010 Private Placement

On April 8, 2010 the Company executed a Securities Purchase Agreement with seven institutional and private investors, with respect to a private placement of an aggregate of 507,730 shares of Class A common stock at $2.20 per share for all non-insider purchasers, and warrants to purchase 50,776 shares of Class A common stock (the “April 2010 Warrants”). The April 2010 Warrants have an exercise price of $2.48 per share, are exercisable after October 8, 2010, and have a five-year term. The Company received aggregate gross cash proceeds from the issuance of the Class A common stock (exclusive of proceeds from any future exercise of the April 2010 Warrants) in the amount of $1,117,006.  The Company used the funds to provide working capital for its operations.  Among the investors were J. James Gaynor and Louis Leeburg, both of whom are directors or officers of LightPath, who paid $2.2325 per share of Class A common stock.  The Securities Purchase Agreement provides the investors with a right to participate in future financing at the then current terms until April 8, 2011.

The Company paid a commission to the exclusive placement agent for the offering, Garden State, in an amount equal to $88,610 plus costs and expenses.  The Company also issued to Garden State and its designees warrants to purchase an aggregate of 50,773 shares of Class A common stock at exercise price equal to $2.48 per share.  The April 2010 Warrants have a five-year term and are exercisable by Garden State and its designees after October 8, 2010.

The private placement was exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) of the Securities Act (in that the shares of Class A common stock and the April 2010 Warrants were sold by the Company in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The shares of Class A common stock and the shares of Class A common stock underlying the April 2010 Warrants have been registered for resale under the Securities Act. The registration statement was declared effective on May 20, 2010.

Other Unregistered Issuances

In connection with an agreement dated as of November 25, 2009, we issued 26,455 shares of our Class A common stock, par value $0.01 per share, at $1.89 per share to Harborview Master Fund LP in connection with the settlement of certain litigation.  We did not receive any cash proceeds from the issuance of the shares of common stock.  This issuance was exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) of the Securities Act (in that the shares of common stock were sold by the Company in a transaction not involving any public offering).  The shares of common stock have been registered for resale under the Securities Act.  The registration statement was declared effective on December 14, 2009.

On October 28 2009, we issued 69,455 shares of our Class A common stock, par value $0.01 per share, at $2.16 per share to MJD Media LLC for services rendered as a consultant.  We did not receive any cash proceeds from the issuance of the shares of common stock.  This issuance was exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) of the Securities Act (in that the shares of common stock were sold by the Company in a transaction not involving any public offering). The shares of common stock have not been registered for sale under the Securities Act.

Item 16.            Exhibits and Financial Statement Schedules.

The Exhibits to this registration statement are listed in the Index to Exhibits on page 10.

Item 17.            Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)           (1)           That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orlando, State of Florida, on this 15th day of December, 2011.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ J. James Gaynor
J. James Gaynor
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President & Chief Executive Officer	December 15, 2011
J. JAMES GAYNOR	(Principal Executive Officer)

*	Chief Financial Officer
DOROTHY M. CIPOLLA	(Principal Financial Officer and Principal Accounting Officer)	December 15, 2011

*
ROBERT RIPP	Chairman of the Board and Director	December 15, 2011

*
SOHAIL KHAN	Director	December 15, 2011

*
DR. STEVEN R. J. BRUECK	Director	December 15, 2011

*
LOUIS LEEBURG	Director	December 15, 2011

*
GARY SILVERMAN	Director	December 15, 2011

*By:	/s/ J. James Gaynor
J. James Gaynor
Attorney-in-Fact

INDEX TO EXHIBITS

1.1	Form of Underwriting Agreement between LightPath Technologies, Inc. and C. K. Cooper & Company, Inc.	20

3.1.1	Certificate of Incorporation of Registrant, filed June 15, 1992 with the Secretary of State of Delaware	1

3.1.2	Certificate of Amendment to Certificate of Incorporation of Registrant, filed October 2, 1995 with the Secretary of State of Delaware	1

3.1.3	Certificate of Designations of Class A common stock and Class E-1 common stock, Class E-2 common stock, and Class E-3 common stock of Registrant, filed November 9, 1995 with the Secretary of State of Delaware	1

3.1.4	Certificate of Designation of Series A Preferred Stock of Registrant, filed July 9, 1997 with the Secretary of State of Delaware	2

3.1.5	Certificate of Designation of Series B Stock of Registrant, filed October 2, 1997 with the Secretary of State of Delaware	3

3.1.6	Certificate of Amendment of Certificate of Incorporation of Registrant, filed November 12, 1997 with the Secretary of State of Delaware	3

3.1.7	Certificate of Designation of Series C Preferred Stock of Registrant, filed February 6, 1998 with the Secretary of State of Delaware	4

3.1.8	Certificate of Designation, Preferences and Rights of Series D Participating Preferred Stock of Registrant filed April 29, 1998 with the Secretary of State of Delaware	5

3.1.9	Certificate of Designation of Series F Preferred Stock of Registrant, filed November 2, 1999 with the Secretary of State of Delaware	6

3.1.10	Certificate of Amendment of Certificate of Incorporation of Registrant, filed February 28, 2003 with the Secretary of State of Delaware	7

3.2	Bylaws of Registrant	1

4.1	Rights Agreement dated May 1, 1998, between Registrant and Continental Stock Transfer & Trust Company	5

4.2	First Amendment to Rights Agreement dated as of February 28, 2008, between LightPath Technologies, Inc. and Continental Stock Transfer & Trust Company	12

4.3	Form of Warrant Agreement between LightPath Technologies, Inc. and Registrar and Transfer Company	20

4.4	Form of Underwriter’s Warrant between LightPath Technologies, Inc. and C. K. Cooper & Company, Inc.	20

5.1	Opinion of Baker & Hostetler LLP, regarding legality of shares being offered.	*

10.1	Directors Compensation Agreement dated November 11, 1999 between Robert Ripp and LightPath Technologies, Inc. and First Amendment thereto	8(‡)

10.2	Amended and Restated Omnibus Incentive Plan dated October 15, 2002	9(‡)

10.3	Employee Letter Agreement dated June 12, 2008, between LightPath Technologies, Inc., and J. James Gaynor, its Chief Executive Officer & President	10(‡)

10.4	Form of Common Stock Purchase Warrant dated as of August 1, 2008, issued by LightPath Technologies, Inc., to certain investors	11

10.5	Securities Purchase Agreement dated as of August 1, 2008, by and among LightPath Technologies, Inc., and certain investors	11

10.6	Registration Rights Agreement dated as of August 1, 2008, by and among LightPath Technologies, Inc., and certain investors	11

10.7	Security Agreement dated as of August 1, 2008, by and among LightPath Technologies, Inc. and certain investors	11

10.8	Form of Subsidiary Guarantee dated as of August 1, 2008, by Geltech Inc., and LightPath Optical Instrumentation (Shanghai), Ltd., in favor of certain investors	11

10.9	Form of 8% Senior Secured Convertible Debenture dated as of August 1, 2008, issued by LightPath Technologies, Inc., to certain investors	11

10.10	First Amendment to the 8% Senior Secured Convertible Debenture, dated as of December 31, 2008	13

10.11	Amendment No. 2 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, dated as of December 30, 2008	14(‡)

10.12	Form of Common Stock Purchase Warrant dated as of August 19, 2009, issued by LightPath Technologies, Inc., to certain investors	15

10.13	Securities Purchase Agreement dated as of August 19, 2009, by and among LightPath Technologies, Inc. and certain investors	15

10.14	Registration Rights Agreement dated as of August 19, 2009, by and among LightPath Technologies, Inc., and certain investors	15

10.15	Form of Common Stock Purchase Warrant dated as of April 8, 2010, issued by LightPath Technologies, Inc. to certain investors	16

10.16	Securities Purchase Agreement dated as of April 8, 2010, by and among LightPath Technologies, Inc. and certain investors	16

10.17	Registration Rights Agreement dated as of April 8, 2010, by and among LightPath Technologies, Inc., and certain investors	16

10.18	Second Amendment to the 8% Senior Secured Convertible Debenture, dated as of March 30, 2011	17

10.19	2004 Employee Stock Purchase Plan dated December 6, 2004	18

21.1	Subsidiaries of the Registrant	20

23.1	Consent of Baker & Hostetler LLP (Included in its opinion to be filed as Exhibit 5.1)	*

23.2	Consent of Cross, Fernandez & Riley, LLP	20

24.1	Powers of Attorney	19

Notes:

1.   This exhibit was filed as an exhibit to our Registration Statement on Form SB-2 (File No: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and is incorporated herein by reference thereto.

2.   This exhibit was filed as an exhibit to our annual report on Form 10-KSB40 filed with the Securities and Exchange Commission on September 11, 1997 and is incorporated herein by reference thereto.

3.   This exhibit was filed as an exhibit to our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 1997 and is incorporated herein by reference thereto.

4.   This exhibit was filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-47905) filed with the Securities and Exchange Commission on March 13, 1998 and is incorporated herein by reference thereto.

5.   This exhibit was filed as an exhibit to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 28, 1998 and is incorporated herein by reference thereto.

6.   This exhibit was filed as an exhibit to our Registration Statement on Form S-3 (File No: 333-94303) filed with the Securities and Exchange Commission on January 10, 2000 and is incorporated herein by reference thereto.

7.   This exhibit was filed as an exhibit to our Proxy Statement filed with the Securities and Exchange Commission on January 24, 2003 and is incorporated herein by reference thereto.

8.   This exhibit was filed as an exhibit to our annual report on Form 10-KSB filed with the Securities and Exchange Commission on August 31, 2000 and is incorporated herein by reference thereto.

9.   This exhibit was filed as an exhibit to our Proxy Statement filed with the Securities and Exchange Commission on September 12, 2002 and is incorporated herein by reference.

10. This exhibit was filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2008, and is incorporated herein by reference thereto.

11. This exhibit was filed as an exhibit to our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 6, 2008, and is incorporated herein by reference thereto.

12.  This exhibit was filed as amendment number 1 to form 8A filed with the Securities and Exchange Commission on February 28, 2008, and is incorporated herein by reference thereto.

13.  This exhibit was filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2009, and is incorporated herein by reference thereto.

14.  This exhibit was filed as an exhibit to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 12, 2009, and is incorporated herein by reference thereto.

15.  This exhibit was filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2009, and is incorporated herein by reference thereto.

16.  This exhibit was filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2010, and is incorporated herein by reference thereto.

17.  This exhibit was filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011, and is incorporated herein by reference thereto.

18.  This exhibit was filed as an exhibit to our Registration Statement on Form S-8 (Registration No. 333-121385) filed with the Securities and Exchange Commission on December 17, 2004 and is incorporated herein by reference thereto.

19.  This exhibit was filed as an exhibit to Registration Statement on Form S-1 (Registration No. 333-177079) filed with the Securities and Exchange Commission on September 29, 2011 and is incorporated herein by reference thereto.

20.  This exhibit was filed as an exhibit to Registration Statement on Form S-1/A, Amendment No. 3 (Registration No. 333-177079) filed with the Securities and Exchange Commission on November 29, 2011 and is incorporated herein by reference thereto.

 *Filed herewith

‡ Management Contract or Compensatory Plan or Arrangement.